FOR IMMEDIATE RELEASE

Contacts:

Alfred E. Brennan, Chief Executive Officer

Arthur L. Herbst, Jr., President

Christine R. Boehning, Chief Financial Officer

(314) 344-0010, Ext. 3133

Young Innovations, Inc. Announces The Repurchase of 1,000,000 Shares Of Stock from Chairman George Richmond

St. Louis, MO., August 8, 2007 –. Young Innovations (NASDAQ-YDNT) announced that its Board has approved the repurchase of 1 million shares of the Company’s stock owned or controlled by the Company’s Chairman, George E. Richmond. The stock will be purchased by the Company in a privately negotiated transaction at $26.00 per share, representing approximately an 11% discount to the closing price on August 7, 2007 and approximately a 10% discount to the 30 day weighted average trading price as of August 7th. The transaction is expected to close on August 15, 2007.

This transaction should eliminate the potential need to market a large block of Young Innovations stock at an inopportune time for the Company in order to satisfy the Richmond family’s estate tax liability. In addition, the transaction is expected to be accretive to earnings per share and thereby partially offset the dilutive impact of recently adopted FAS 123R, accounting for equity compensation.

Upon completion of the transaction, Mr. Richmond will own approximately 2.2 million shares or 28% of the outstanding shares of the Company. Approximately 1 million of the remaining shares will be used to fund The Richmond Foundation. The Richmond Foundation has been established to support healthcare-related research with a focus on oral health.

Commenting on the transaction, Alfred E. Brennan, Chief Executive Officer, said, “The opportunity to purchase these shares from the Richmond family helps stabilize the Company’s capital structure for the benefit of all shareholders. Further, I know that the employees of Young Innovations are honored that the Richmond family plans to make such an extraordinary commitment to improved oral healthcare.”

The Company will finance the transaction by drawing on its $75 million credit facility. Upon closing the transaction, the Company will have approximately $40 million in outstanding borrowings under the line. The repurchase is not part of the Company’s previously announced share repurchase program.

Young Innovations develops, manufactures and markets supplies and equipment used by dentists, dental hygienists, dental assistants and consumers. The Company’s product offering includes disposable and metal prophy angles, prophy cups and brushes, dental micro-applicators, panoramic X-ray machines, moisture control products, infection control products, dental handpieces (drills) and related components, endodontic systems, orthodontic toothbrushes, flavored examination gloves, children’s toothbrushes, and children’s toothpastes. The Company believes it is a leading manufacturer and distributor of prophy angles and cups (used in teeth cleaning and polishing procedures), liquid surface disinfectants, obturation units, and dental micro-applicators in the United States. The Company also believes it is a leading distributor of panoramic X-ray equipment in the United States.

Investors are cautioned that this press release as well as other reports and oral statements by Company officials may contain certain forward-looking statements as defined in the Private Securities Litigation and Reform Act of 1995. Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions and which include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” or similar expressions. These statements are not guaranties of future performance and the Company makes no commitment to update or disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements. Because such statements involve risks and uncertainties, actual actions and strategies and the timing and expected results thereof may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those disclosed in the Company’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.